Exhibit 21






             Subsidiaries of Mid-Atlantic Community BankGroup, Inc.
             ------------------------------------------------------



                       Peninsula Trust Bank, Incorporated
                 (Virginia-chartered bank incorporated in 1988)


                         Johnson Mortgage Company L.L.C.
                           (50% membership interest)